CODE OF ETHICS

                           (REVISED OCTOBER 15, 2007)

Westwood Management Corporation
Westwood Trust
Westwood Holdings Group, Inc.

Each Registered Investment Company or series thereof (each of which is considered to be a Company for this purpose) for which the company listed above presently or hereafter provides investment advisory services, other than a money market fund or a fund that does not invest in Securities.

I.    INTRODUCTION

The purpose of this Code of Ethics is to promote honest and ethical conduct, focus the Board of Directors and management of Westwood Holdings Group, Inc. on areas of ethical risk, provide guidance to directors, officers and employees to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to preserve the culture of honesty and accountability at the Company.

This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

The basic rule is very simple: put the client's interests first. The rest of the rules elaborate this principle. This Code is intended to assist the companies in fulfilling their obligations under the law. Article I lays out who the Code applies to, Article II deals with personal investment activities, Article III deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the companies and their employees. Violations can not only cause the companies embarrassment, loss of business, legal restrictions, fines and other punishments, but for employees can lead to demotion, suspension, firing, ejection from the securities business, and very large fines.

II.   APPLICABILITY

      (A)   The Code applies to each of the following:

            1. The Companies named or described at the top of page one of the Code and all entities that are under common management with

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                  these  Companies or otherwise  agree to be subject to the Code
                  ("Affiliates").   A  listing  of  the  Affiliates,   which  is
                  periodically updated, is attached as Exhibit A.

            2. Any officer, director or employee of any Company, Affiliate or Fund Client (as defined below).

            3. With respect to all of the Companies, Affiliates and Fund Clients except Westwood Management Corporation, any natural person who controls any of the Companies, Affiliates or Fund Clients and who obtains information regarding the Company's or the Affiliates' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) for example, are excluded from coverage under this item.

            4. Any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) are included in coverage under this item.

            5. As an exception, the Code does not apply to any director, officer or employee of any fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies' services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood Management Corp.). These individuals are covered by codes of ethics adopted by such entities.


      (B)   DEFINITIONS

            1. ACCESS PERSONS. The Companies and the persons described in items (A)2 and (A)3 above other than those excluded by item
                  (A)5 above.


            2. ACCESS PERSON ACCOUNT. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's


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

                  spouse and minor children and any family member living in the same household as the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of an Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

                  As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

                  As a further exception, subject to the provisions of Article III(I)6, bona fide market making accounts of Gabelli & Company are not Access Person Accounts.

                  As a further exception, subject to the provisions of Article III(I)6, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.


            3. CLIENTS. Investment advisory accounts maintained with any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)5 above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.


            4. COMPANIES. The companies named or described at the top of page one of the Code.

            5. COMPLIANCE OFFICER. The person designated as Westwood's Chief Compliance Officer.


            6. COVERED PERSONS. The Companies, the Access Persons and the persons described in item (A)4 above.

            7. EXECUTIVE MANAGER. The CEO or President of Westwood Management Corp.



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


            8. FUND CLIENTS. Clients that are registered investment companies or series thereof.

            9.    PORTFOLIO   MANAGERS.   Access  Persons  who  are  principally
                  responsible for investment decisions with respect to any Client accounts.

            10. SECURITY. Any financial instruments treated as a security for investment purposes and any related instruments such as futures, forward or swap contracts entered into with respect to one or more securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or units of bank regulated commingled funds.

III.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      (A)   BASIC RESTRICTION ON INVESTING ACTIVITIES


            If a Security is owned in any Client account, such Security or any related Security (such as an option, warrant or convertible security) may not be purchased or sold for any Access Person Account subject to the previously owned related Security exception set forth in paragraph (B) below. If an Access Person owns a Security that is subsequently purchased in any Client account, the Access Person may not sell such Security until it is sold out of all Client accounts. If a purchase or sale order is pending for any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account will be denied. If a Security is under active consideration for purchase in any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account may be denied at the discretion of the Compliance Officer and the Executive Manager.

      (B)   INVESTMENTS OWNED PRIOR TO EMPLOYMENT.

            If a Security is owned by an Access Person when such person becomes a new employee, such Access Person will not be asked to sell their position in the Security, but all future transactions in such Security will be subject to paragraph A.

            In the case of a related Security (such as an option, warrant or convertible security) that is owned by an Access Person when such person becomes a new employee, the Access Person may not exercise/convert such related


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

            Security if a purchase or sale order is pending for any Client account by any Company or Affiliate. If the Security is under active consideration for purchase or sale in any Client account, any request to exercise/convert a related Security may be denied at the discretion of the Compliance Officer and the Executive Manager.


      (C)   INITIAL PUBLIC OFFERINGS


            No Security or related Security may be acquired in an initial public offering for any Access Person Account.

      (D)   BLACKOUT PERIOD

            No Security or related Security may be bought, sold or exercised for any Access Person Account during the period commencing seven (7) calendar days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client.

      (E)   SHORT-TERM TRADING

            No Security or related Security may, within a 60-day period, be bought and sold or sold and bought at a profit for any Access Person Account.

      (F) EXEMPT TRANSACTIONS. The following transactions are exempt from the restrictions set forth in paragraphs (A), (B) and (D) above and do not require pre-clearance under paragraph (H) below:

            1. Participation in an ongoing basis in an automatic investment plan including 401K plans or an issuer's dividend reinvestment or stock purchase plan,

            2. Participation in any transaction over which no Access Person had any direct or indirect influence or control, involuntary transactions (such as mergers, inheritances, gifts, etc.),

            3. Shares of registered open-end investment companies other than shares of investment companies advised by the firm or its affiliates or subadvised by the firm,

            4.    Securities transactions processed for an Access Person Account
                  that  has  been  formed  for  the  sole   purpose  of  product
                  development.


            5. Non-convertible fixed income Securities rated at least "A", and

            6.    Municipal Securities.


      (G)   PERMITTED EXCEPTIONS


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

            Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the preclearance requirements of paragraph (H) below:


            1. Shares of registered open-end investment companies advised by the firm or its affiliates or subadvised by the firm, and

            2.    Exchange traded funds.


            In addition, the exercise of rights that were received pro rata with other security holders is exempt if the preclearance procedures are satisfied.

      (H)   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

            No Security or related Security (such as an option, warrant or convertible security) may be bought, sold or exercised for an Access Person Account unless (i) the Access Person obtains prior approval from an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or an Executive Manager does not rescind such approval prior to execution of the transaction. (See paragraph J below for details of the Pre-Clearance Process.)

      (I)   PRIVATE PLACEMENTS

            The purchases or sale of Securities that are not publicly traded will not be approved unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer and an Executive Manager conclude, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.


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


      (J)   PRE-CLEARANCE PROCESS

            1. No Security may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, a designee of the Compliance Officer. The Compliance Officer shall review, not less frequently than weekly, confirmations from brokers to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.


            2. Access Persons must direct brokerage and other firms with which they have Access Person Accounts to furnish to the Compliance Officer on a timely basis duplicate copies of confirmations of, and account statements concerning, all personal Securities transactions.

            3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval by the Compliance Officer and an Executive Manager prior to entry of an order.

            4. After reviewing the proposed trade and the level of potential investment interest on behalf of Clients in the Security in question, the Compliance Officer and an Executive Manager shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. Transactions described in paragraph (G) above will generally be approved unless it is believed for any reason that the Access Person Account should not trade in such Security at such time.

            5. Once an Access Person's Trading Approval Form is approved, the transaction must be executed on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

            6. Trading approval for the Compliance Officer must be obtained from the CEO or President of Westwood Management Corp., and trading approval for the CEO and the President must be obtained from the Compliance Officer.

            7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.


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

IV.   OTHER INVESTMENT-RELATED RESTRICTIONS

      (A)   CONFLICTS OF INTEREST

            Access Persons are prohibited from engaging in any activity, practice, or act which conflicts with, or appears to conflict with, the interests of the companies, its customers, or vendors. Covered Persons are required to fully disclose any potential conflict of interest to your supervisor/manager.

            A conflict of interest exists when you, knowingly or unknowingly, engage in any activity that may compromise you, another employee, or the company in its relationship with a customer, vendor, or competitor.

            1. GIFTS & ENTERTAINMENT. Potential conflicts of interest with a customer, vendor, or competitor may include soliciting business for personal gain, accepting gifts other than those of nominal value (not more than $100), or requesting favors, discounts, or services.

                  a. No Access Person shall accept any gift or other item of more than $100 in value from any client, competitor, or any person or entity that does business with or on behalf of any client. If you are offered, receive, or anticipate receiving something of value from any of the named entities, you must disclose the matter to your supervisor/manager.

                  b. Access Persons shall report offers of entertainment (dinners, sports/concert events from any person or entity that does business with or on behalf of any Client.

            2. SERVICE AS A DIRECTOR. No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Chief Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Clients.

      (B)   DISCLOSURE OF CONFLICTS

            Full disclosure to your supervisor/manager of any potential conflict of interest is required as soon as such potential conflict is discovered. If you believe that unusual circumstances justify your engaging in an activity that may result in a conflict of interest, you may request in writing that your supervisor/manager or Compliance Department review the situation and grant an exception.

V.    REPORTS AND ADDITIONAL COMPLIANCE PROCEDURES


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      (A)   QUARTERLY TRANSACTION REPORTS

            Every Covered Person, except independent directors of Affiliates of the Companies, must submit a Transaction Report (Exhibit C) containing the information set forth in paragraph (C) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; and with respect to any account established by the Covered Person in which any Securities were held for the direct or indirect benefit of the Covered Person subject to the exceptions listed below in paragraph (B).

            1. The Transaction Report must be submitted to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

            2.    A Transaction report must contain the following information:


                  a.    The date of the  transaction,  the title  and  number of
                        shares  and  the  principal   amount  of  each  Security
                        involved;

                  b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  c.    The price at which the transaction was effected; and

                  d. The name of the broker, dealer or bank with or through whom the transaction was effected.


            3. This report must contain the following information with respect to accounts established:

                  a. The name of the broker, dealer or bank with whom the account was established; and

                  b.    The date the account was established.

      (B)   TRANSACTION REPORT EXCEPTIONS

            A Covered Person is not required to submit a report in the following instances:

            1. A Covered Person who is required to make reports only because he is a director of one of the Fund Clients and who is a "disinterested" director thereof need not make a report with respect to any


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                  transactions  other  than those  where he knew or should  have known in the course of his duties as a director that any Fund Client of which he is a director has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director.

            2. A Covered Person need not make a report with respect to any transactions effected for, and Securities held in, any account over which such person does not have any DIRECT OR INDIRECT INFLUENCE or control; and

            3. A Covered Person need not make a report with respect to any transactions effected pursuant to an automatic investment plan (this includes dividend reinvestment plans),

      (C)   OWNERSHIP ADMISSION

            Any report submitted to comply with the requirements of this Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates. A person need not make any report under this Article V with respect to transaction effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

      (D)   INITIAL HOLDINGS REPORT

            No later than 10 days after beginning employment with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of the Companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) must submit an Initial Holdings Report (Exhibit E) containing the following information:


            1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

            2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

            3.    The date that the report is submitted.



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      (E)   ANNUAL CERTIFICATION

            Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of any of the companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):


            1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

            2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

            3.    The date that the report is submitted.


            The form of such certification and report is attached as Exhibits F and G.

      (F)   DUPLICATE BROKERAGE STATEMENTS IN LIEU OF REPORTS

            A Covered Person will be deemed to have complied with the quarterly transaction report requirements of this Article V insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

      (G)   Reporting of Violations

            1. Violations of the Code of Ethics must be promptly reported to the Chief Compliance Officer.

                  a.    Anonymous reporting is acceptable.

                  b. All violations will be reviewed by the Trade Monitoring and Compliance Committee.

      (H)   BOARD REPORT


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            At least annually (or quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report to the Board of Directors of the Fund Client that:

            1. Describes any issues arising under the Code since the last report.

            2. Certifies that Companies have developed procedures concerning Covered Persons' personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

            3. Recommends changes, if any, to the Fund Clients' or the Companies' Codes of Ethics or procedures;

            4. Provided a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

            5. Describes any material or significant exceptions to any provisions of this code of Ethics as determined under Article VI below.

The Compliance Officer shall notify each employee of any of the Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other that is considered to be an Access Person or Covered Person.

VI.   SANCTIONS

      Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VII.  EXCEPTIONS

      (A) The Trade Monitoring Compliance Committee (the "TMCC") of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the TMCC.


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      (B)   Personal Trading.  Requests for exceptions to the personal investing restrictions set forth in Article III of this Code must be submitted in writing to the Chief Compliance Officer along with any Trading Approval Form required for the transaction. Following are guidelines that the TMCC will consider when reviewing requests for personal trading restriction exceptions:

            1.    Access to research/analyst information: an employee requesting
                  an   exception   should   have   little   or  no   access   to
                  research/analyst information;

            2. De minimus trade: if an employee requests an exception for a transaction in a security that is held in a Client Account, the transaction must, in the opinion of the Chief Compliance Officer, be a de minimus trade, i.e. a small number of shares in a security with a large market cap and a high average trading volume that is not likely to adversely affect the price of the security; or

            3. Expiration of stock options: the exercise of stock options granted by a previous employer that are about to expire.

VIII. PRESERVATION OF DOCUMENTS

      This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.C, and any records under
      Article II.H with respect to purchases pursuant to Article II.I above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-l.

IX.   OTHER LAWS, RULES AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

      All activities of the company must be conducted in full compliance with all applicable laws and regulations. Senior management should be informed regarding all matters pertinent to the company's position regarding such laws and regulations. The company expects all employees to follow the spirit as well as the letter of the law. In addition, Covered Persons are expected to fully comply with the company's Amended and Restated Insider Trading Policy that prohibits illegal insider trading and the use of material non-public information. All employees are expected to cooperate fully with the company's internal and outside auditors, attorneys, and regulatory examiners

X.    FUTURE INFORMATION

      If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Chief Compliance Officer.

                                                                       EXHIBIT A

                       LIST OF AFFILIATES OF THE COMPANIES

Westwood Holdings Group, Inc.

Westwood Trust

Affiliated mutual funds:

WHG LargeCap Value Fund

WHG SMidCap Fund

WHG Income Opportunity Fund

WHG Balanced Fund

WHG SmallCap Value Fund

Gabelli Westwood Equity Fund

Gabelli Westwood Balanced Fund

Gabelli Westwood Intermediate Bond Fund

UBS PACE Large Company Value Equity Investments

The Timothy Plan Large/Mid-Cap Value Fund

The Timothy Plan Small-Cap Value Fund

                                                                       EXHIBIT B

                       PRE-CLEARANCE TRADING APPROVAL FORM

I, __________________________________________________(name), am an Access Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below; for the benefit of myself or another access person:

ACQUISITION OR DISPOSITION (circle one)

Name of Account:         _______________________________________________________

Account Number:          _______________________________________________________

Date of Request:         _______________________________________________________

Security:                _______________________________________________________

Amount or # of Shares:   _______________________________________________________

Broker:                  _______________________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: ____________________________   Print Name: __________________________

APPROVED OR DISAPPROVED (circle one)

Date of Approval _____________________________

Signature:_____________________________   Print Name:___________________________

Compliance Officer Approval:______________________________

                                                                       EXHIBIT C

                               TRANSACTION REPORT

Report Submitted by: ________________________________________________
                                      PRINT YOUR NAME

This transaction report (the "Report") is submitted pursuant to Section IV(B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD _____________________ THROUGH ______________________. I CERTIFY THAT I AM FULLY
FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature: ___________________________________

Position:  ___________________________________

Date:      ___________________________________

                               TRANSACTION REPORT

Report Submitted by: __________________________________________________
                                       PRINT YOUR NAME

      The following tables supply the information required by Section IV(B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

                                  TRANSACTIONS
--------------------------------------------------------------------------------

                                  Whether                                    Name of the
                              Purchase, Sale,                               Broker/Dealer
                              Short Sale, or                               with or through
   Securities                  Other Type of                   Price Per      whom the        Nature of
   (Name and      Date of     Disposition or    Quantity of    Share or      Transaction     Ownership of
     Symbol)    Transaction     Acquisition     Securities    Other Unit    was Effected      Securities
   ----------   -----------   ---------------   -----------   ----------   ---------------   ------------

                            NEW ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------

Name of Broker, Dealer or Bank   Account Number   Date Account Established
------------------------------   --------------   ------------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________________________ THROUGH __________________________.

Signature: _____________________________   Date: _______________________

Position:  _____________________________

                                                                       EXHIBIT D

                              BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators of estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.q., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       Exhibit E

                             INITIAL HOLDINGS REPORT

Report submitted by:____________________________________________________________
                                   Print Name

This initial holdings report (the "Report") is submitted  pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF __________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:___________________________

Position:____________________________

Date:________________________________

                                                                          Page 2
                             INITIAL HOLDINGS REPORT

Report submitted by:____________________________________________________________
                                   Print Name

The Following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

                                       SECURITIES HOLDINGS
--------------------------------------------------------------------------------
                                                       Name of Broker/Dealer Where   Nature of Ownership of
Securities (Name and Symbol)  Quantity of Securities   Securities Are Held                 Securities
----------------------------  ----------------------   ---------------------------         ----------

                                    ACCOUNTS
--------------------------------------------------------------------------------

Name of Broker, Dealer or Bank                 Account Number
------------------------------                 --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF _______________________

Signature:___________________________

Position:____________________________

Date:________________________________

                                                                       Exhibit F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (a Covered Person) hereby certify that I have read and understand the firm's Code of Ethics, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self- regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor, or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an independent director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

      Signature: _________________________

      Print Name:_________________________

      Date:      _________________________

                                                                       EXHIBIT G
--------------------------------------------------------------------------------

                             ANNUAL HOLDINGS REPORT

Report submitted by:____________________________________________________________
                                   Print Name

The Following tables supply the information required by Section IV (E) of the Code of Ethics as of the date you became subject to the Code.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------
                                                       Name of Broker/Dealer Where   Nature of Ownership of
Securities (Name and Symbol)  Quantity of Securities   Securities Are Held                 Securities
----------------------------  ----------------------   -------------------                 ----------

                                    ACCOUNTS
--------------------------------------------------------------------------------

Name of Broker, Dealer or Bank                 Account Number
------------------------------                 --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF DECEMBER 31, 2006.

Signature:___________________________

Position:____________________________

Date:________________________________